BLACKROCK CORE ALTERNATIVES PORTFOLIO LLC
BLACKROCK CORE ALTERNATIVES TEI PORTFOLIO LLC
BLACKROCK CORE ALTERNATIVES FB PORTFOLIO LLC
BLACKROCK CORE ALTERNATIVES FB TEI PORTFOLIO LLC
BLACKROCK CORE ALTERNATIVES MASTER PORTFOLIO LLC

ASSISTANT SECRETARY'S CERTIFICATE

I, Janey Ahn, Assistant Secretary of each of BlackRock Core Alternatives Portfolio LLC, BlackRock Core Alternatives TEI Portfolio LLC, BlackRock Core Alternatives FB Portfolio LLC and BlackRock Core Alternatives FB TEI Portfolio LLC (each, a "Feeder Fund") and BlackRock Core Alternatives Master Portfolio LLC (the "Master Fund" and, collectively with the Feeder Funds, the "Funds"), each a Delaware limited liability company, do hereby certify that the following is a true, correct and complete copy of a resolution duly adopted by the Board of Directors of each Fund on November 20, 2009 and that such resolution has not been amended or modified and is in full force and effect in the form adopted:

RESOLVED, that the Board of Directors hereby authorizes each of Anne Ackerley, Neal Andrews, Brendan Kyne, Howard Surloff, Janey Ahn, Edward Baer, Dennis Molleur, Jay Fife, Brian Kindelan and Aaron Wasserman, to sign, on behalf of both a Feeder Fund and the Master Fund, the Registration Statement, any amendments thereto and any related registration statement or post-effective amendment filed under the 1933 Act on behalf of any Feeder Fund pursuant to a power of attorney, as contemplated by Rule 483(b) under the 1933 Act.

/s/ Janey Ahn
Janey Ahn
Assistant Secretary

Dated: December 4th, 2009

1